UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

December 18, 2006

Date of report (Date of earliest event reported)

ADVO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11720	06-0885252
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

One Targeting Centre, Windsor, Connecticut 06095

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 285-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 7.01	REGULATION FD DISCLOSURE

On December 18, 2006, ADVO, Inc. and Valassis Communications, Inc. announced that they are in settlement discussions related to the lawsuit between the parties titled Valassis Communications, Inc. vs. ADVO, Inc. Case No. 2383-N in the Court of Chancery for the State of Delaware. The trial has been delayed pending the outcome of these discussions. A joint press release of the parties dated December 18, 2006 is attached to this Form 8-K as Exhibit 99.1.

Exhibit 99.1 is incorporated herein by reference. The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

This Current Report on Form 8-K, including the Exhibit hereto, contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties that could cause actual events to differ materially from those in the forward looking statements.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Joint press release of ADVO, Inc. and Valassis Communications, Inc. dated December 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVO, Inc.

Date: December 18, 2006	By:	/s/ STEPHEN L. PALMER
Stephen L. Palmer Secretary

Exhibit No.	Description

99.1	Joint press release of ADVO, Inc. and Valassis Communications, Inc. dated December 18, 2006